CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors
   Amazon Biotech, Inc.


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on S-8 of our report dated October 26, 2004 included in the Annual Report on Form 10-KSB of Amazon Biotech, Inc. for the year ended December 31, 2004 and to all references to our Firm included in this Registration Statement.


/s/ Meyler & Company, LLC

Meyler & Company, LLC
Middletown, New Jersey
July 29, 2005